Exhibit 99.1

Mesa Labs Acquires Cold Chain Manufacturing Capabilities

Lakewood, Colorado, August 10, 2016 – Mesa Laboratories, Inc. (NASDAQ:MLAB) (we, us, our, “Mesa” or the “Company”) today announced the acquisition of certain assets and liabilities of Rapid Aid Corp (“Rapid Aid”) by the Company’s subsidiary, Mesa Canada, Inc. (“Mesa Canada”). Rapid Aid was the Company’s exclusive supplier of cold chain packaging gel products (“CC Gels”). The acquisition is expected to add approximately 550 basis points to Mesa’s Cold Chain Packaging Division gross profit margin and to be neutral to our diluted net income per share (“EPS”) during the first 12 months.

Mesa Canada purchased only the CC Gels from Rapid Aid and as a result, the sale and service of all Rapid Aid’s other product lines will continue as normal and are not affected in any way by the acquisition of the CC Gels business.

The cold chain market, a system of storing and transporting products at the recommended temperature range from point of manufacture to point of use, has been expanding worldwide. Mesa utilizes CC Gels in the Company’s validated cold chain packaging solutions sold into the pharmaceutical and life science industries. An example of Mesa’s validated packaging solutions is the TempTrust Extreme system that was recently qualified to manage and maintain temperature for up to 200 hours.

“The acquisition of Rapid Aid’s CC Gels business provides improved control over a critical component in Mesa’s cold chain packaging solutions”, said Peter Jung, VP of Corporate Development and Strategy. “The acquisition improves Mesa’s gross margins for our cold chain packaging products, leveraging the Division’s rapid growth and driving increased profitability to Mesa’s bottom line. While integration costs in year one will suppress the financial impact, we expect the acquisition to be accretive to Mesa’s diluted net income per share beyond that. The significance of the diluted net income per share accretion is dependent upon the growth of packaging revenues in the years ahead.”

About Mesa Laboratories, Inc.

We pursue a strategy of focusing primarily on quality control products and services, which are sold into niche markets that are driven by regulatory requirements. We prefer markets that have limited competition where we can establish a commanding presence and achieve high gross margins. We are organized into four divisions across eight physical locations. Our Instruments Division designs, manufactures and markets quality control instruments and disposable products utilized in connection with the healthcare, pharmaceutical, food and beverage, medical device, industrial hygiene, environmental air sampling and semiconductor industries. Our Biological Indicators Division provides testing services, along with the manufacturing and marketing of biological indicators and distribution of chemical indicators used to assess the effectiveness of sterilization processes, including steam, hydrogen peroxide, ethylene oxide and radiation, in the hospital, dental, medical device and pharmaceutical industries. Our Cold Chain Monitoring Division designs, develops and markets systems which are used to monitor various environmental parameters such as temperature, humidity and differential pressure to ensure that critical storage and processing conditions are maintained in hospitals, pharmaceutical and medical device manufacturers, blood banks, pharmacies and a number of other laboratory and industrial environments. Our Cold Chain Monitoring Division also provides parameter (primarily temperature) monitoring of products during transport in a cold chain and consulting services such as compliance monitoring and validation or mapping of transport and storage containers. Our Cold Chain Packaging Division provides packaging development consulting services and thermal packaging products such as coolers, boxes, insulation materials and phase-change products to control temperature during transport.

Forward Looking Statements

This press release may contain information that constitutes "forward-looking statements." Generally, the words "believe," "expect," "project," “anticipate,” “intend,” "estimate," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to revenue growth and statements expressing general views about future operating results — are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the year ended March 31, 2016, and those described from time to time in our subsequent reports filed with the Securities and Exchange Commission.

CONTACT: John J. Sullivan, Ph.D.; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000

For more information about the Company, please visit its website at www.mesalabs.com